Exhibit 99.1

Verb Technology to Release Chairman’s Message September 5 Following Renaming to TON Strategy Company

LAS VEGAS, August 29, 2025 – Verb Technology Company, Inc. (Nasdaq: VERB) (the “Company”) today announced that it will publish its first “Chairman’s Message” on Friday, September 5, 2025. The message will be released by Manuel Stotz, Executive Chairman of the Board of Directors of the Company, and will provide stockholders and the broader market with insights into the Company’s strategy, progress, and vision.

As previously disclosed to the market, the Company is changing its name from Verb Technology Company, Inc. to “TON Strategy Company.” The Company today announced that the name change will become effective on September 2, 2025. The Company also expects to change its Nasdaq ticker symbol from “VERB” to “TONX” and begin trading on the Nasdaq Capital Market under the symbol “TONX” as of the open of trading on September 2, 2025. The Company will launch a new corporate website in conjunction with the renaming.

The Chairman’s Message series will serve as a periodic update from the Executive Chairman, offering investors direct perspective on the Company’s milestones and its role in securing The Open Network (TON) blockchain through its purchase and staking of Toncoin ($TON), the TON blockchain’s native cryptocurrency. Mr. Stotz, who also leads global investment firm Kingsway Capital, brings deep experience in building long-term institutional strategies in emerging markets and digital assets. Each installment will underscore the Company’s focus on transparency and provide insights into TON and $TON, the first crypto asset natively integrated into Telegram’s billion-user platform.

“With the closing of our $558 million private placement earlier this month and the announcement of more than $768 million in treasury assets, the Company is entering this new chapter with strong early momentum,” said Mr. Stotz. “Transparency is critical as we build the first and largest publicly traded treasury reserve of $TON, and the Chairman’s Message series is part of our commitment to keeping stockholders and the market informed.”

The Company’s mission is to build a long-term treasury in $TON and provide public market investors an opportunity to strengthen the $TON ecosystem. The Company believes it can play a vital role as an infrastructure provider by securing the network through its purchases, staking activities, and long-term commitment to the TON blockchain. TON is the only blockchain embedded at scale inside a global social platform, powering wallets, payments, and applications across Telegram. It also provides a strong developer platform, with a growing community building apps, services, and games that benefit from Telegram’s native distribution. This integration turns distribution into utility and the Company believes that it positions TON as one of the most compelling projects in crypto and social media.

Building on this foundation, the Company aims to steadily expand its $TON treasury, stake $TON and support the stability of a tokenized economy inside Telegram’s platform.

About Verb

Verb Technology Company, Inc. (to be renamed TON Strategy Company) focuses on the accumulation of TON for long term investment, whether acquired from the proceeds of capital raising transactions or through staking rewards. The Company intends to generate sustainable staking rewards to initiate, manage, and grow its $TON exposure in a cash flow positive manner.

In addition, the Company continues to operate business units leveraging its legacy social commerce technology and video marketing expertise. These include MARKET.live, a multi-vendor, livestream social shopping platform, and recently acquired AI social commerce technology innovator LyveCom, which allows brands and merchants to deliver a true omnichannel livestream shopping experience across their own websites, apps, and social platforms.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the planned “Chairman’s Messages”, the Company’s name change and ticker symbol change, the mission and implementation of the Company’s TON treasury strategy, the Company’s communication goals, and other strategic initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to TONcoin and the digital asset industry; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media Contact:
ton@sbscomms.com